Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):                  Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations                                     Rick Fox, Media Relations Coordinator
(630) 218-7364                                                                                       (630) 218-8000 x4896
hertz@inlandrealestate.com                                                               rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
APPOINTS MCAULEY TO BOARD

OAK BROOK, Ill. (April 21, 2004) – The Board of Directors of Inland Real Estate Corporation, a non-listed public real estate investment trust (“REIT”), today announced that it has unanimously appointed Thomas H. McAuley as an independent director of the Company.

Mr. McAuley is the former Chairman and Chief Executive Officer of IRT Property Company. IRT was a publicly traded REIT on the New York Stock Exchange. IRT specialized in the ownership and development of neighborhood retail centers. In February 2003, IRT merged with Equity One.

Inland Real Estate Corporation is in the process of listings its shares on the New York Stock Exchange and anticipates that trading will begin on June 9, 2004.

Inland Real Estate Corporation is a self-administered public REIT that owns 139 neighborhood, community and single-tenant retail centers located in the Midwestern United States.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could”. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s filing on Form 10-K for the year ended December 31, 2003.